THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

CUSIP No. 023586 AJ 9

ISIN No. US023586AJ94

                 9.0% Second Lien Senior Secured Notes due 2009

No. 1                                                               $120,000,000

                                     AMERCO

promises to pay to CEDE & CO. or registered assigns, the principal sum of One Hundred Twenty Million Dollars on March 15, 2009. The reference date for this
Note is March 1, 2004. The Issue Date for this Note is March 15, 2004

Interest Payment Dates: March 15, June 15, September 15 and December 15

Record Dates: March 1, June 1, September 1 and December 1

         IN WITNESS WHEREOF, AMERCO, a Nevada corporation, has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: March 15, 2004

                                     AMERCO

                                     By: _____________________________________
                                         Name:
                                         Title:

         This is one of the Notes referred to in the within-mentioned Indenture:

Dated: March 15, 2004

                                     WELLS FARGO BANK, N.A., as Trustee

                                     By: _____________________________________
                                         Name:
                                         Title:

                                 [BACK OF NOTE]

                 9.0% SECOND LIEN SENIOR SECURED NOTES DUE 2009

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         INTEREST. AMERCO, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.0% per annum from March 15, 2004 until paid in full. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2004.

         Interest will be computed on the basis of a 360-day year of four 90-day quarters, or during any partial quarter, on the basis of a 360-day year for the actual number of days elapsed.

         Upon the occurrence and during the continuation of an Event of Default and in any event from and after the maturity hereof, the principal amount of this Note and all other Obligations owing under the Note Documents (whether overdue premium or installments of interest or otherwise) shall bear, and the Company shall pay from time to time on demand, interest at a rate per annum that is two percentage points (2.0%) in excess of the per annum rate otherwise applicable hereunder and the other Note Documents.

         In addition to and not in substitution of the foregoing, Additional Interest shall accrue, and the Company shall pay the same as and when due, in accordance with the Indenture and the other Note Documents.

         METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar only with the prior written consent of the Required Holders and notice in writing to the Trustee. The Company or any of its Subsidiaries may act in any such capacity.

         INDENTURE. The Company issued the Notes under an Indenture dated as of March 1, 2004 ("Indenture") between the Company, the Guarantors listed on the signature page therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $200,000,000 in aggregate principal amount.

         OPTIONAL REDEMPTION.

         The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 16, 2005. On or after March 16, 2005, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 16 of the years indicated below;

Year                      Percentage
----                      ----------
2005                       105.50%

2006                       104.50%

2007                       101.00%

2008 and thereafter        100.00%

         Any such optional redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         MANDATORY REDEMPTION.

         Neither the Company nor the Guarantors shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         MATURITY. To the extent not sooner redeemed, accelerated, or otherwise due and payable in accordance herewith or the other Note Documents, the outstanding principal balance hereof, all accrued and unpaid interest thereon, and all other Obligations owing under the Note Documents, shall be due and payable on February 27, 2009.

         DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

         PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         DEFAULTS AND REMEDIES. Events of Default include: (i) default for 5 days in the payment when due of interest or additional interest, if any, on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (iii) failure by the relevant Note Party to comply with any of its agreements or covenants described under Sections 4.08, 4.11(b), 4.12, 4.16, 4.17, 11.07, 11.09 (except to the extent applicable under (xx) below), 11.12, 11.17 or Article V of the Indenture; (iv) failure by the relevant Note Party to comply with any of its agreements or covenants in Sections 4.04, 4.06, 4.07, 4.09, 4.10, 4.11(a), 4.13, 4.15, 4.19 and 11.10 of the Indenture and
such failure continues for a period of 20 Business Days; (v) failure by a Note Party to comply with any covenants or agreements contained in the Indenture or in any of the other Note Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Note Documents); in each case, other than any such covenant or agreement that is the subject to another Event of Default, and such failure continues for a period of 20 Business Days; (vi) if any material portion of any Note Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person; (vii) if any Note Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; (viii) if a notice of Lien, levy, or assessment, individually or in the aggregate in an amount of $500,000 or greater, is filed of record with respect to any Note Party's assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, territory, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof; (ix) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Note Party's properties or assets; (x) if there is a default in any material agreement to which any Note Party is a party including, without limitation, any Material Contract, Affiliate Contract or any material contract with any of SAC Holding, SSI, PMSR or PM Preferred (other than the New AMERCO Notes and the Synthetic Leases) or any other Indebtedness in excess of $1,000,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in the acceleration of the maturity of the applicable Note Party's obligations thereunder; (xi) except as otherwise set forth in the Reorganization Plan or as otherwise permitted by the Indenture, if any Note Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations of the Note Parties under the Notes and the other Note Documents; (xii) if the obligation of any Guarantor under the Guaranty Agreement or its Note Guarantee is limited or terminated by operation of law or by such Guarantor thereunder; (xiii) if the Indenture or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, except to the extent permitted by the terms thereof, Lien on or security interest (each, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in the Collateral covered thereby; (xiv) if any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Note Party, or a proceeding shall be commenced by any Note Party, or by any Governmental Authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny that any Note Party has any liability or obligation purported to be created under any Note Document; (xv) if suit or action is commenced against the Trustee and/or any Note Holder and, as to any suit or action brought by any Person other than the Note Parties or an officer or employee of the Note Parties, is continued without dismissal for 30 days after service thereof on the Trustee, that asserts, by or on behalf of the Note Parties, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the Trustee and/or any Note Holder hereunder or under any other Note Document; (xvi) if any Note Party shall file any application in support of, or shall otherwise fail to contest in good faith, a suit or action of the type set forth in clause
(xvi) above filed by any Person other than a Borrower or an officer or employee of Borrowers; (xvii) if an Insolvency Proceeding is commenced by or against any Note Party, or any of its Subsidiaries (other than INW), and any of the following events occur: (a) the applicable Note Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Note Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein; (xviii) (1) if any event of default occurs under any New AMERCO Note Document or any of the Synthetic Leases; (2) if any holder of New AMERCO Notes contests that the Obligations hereunder constitute "Senior Indebtedness" under the New AMERCO Note Indenture; or (3) any event of default occurs under the New Credit Agreement of any other Loan Document (as defined in the New Credit Agreement); (xix) failure by the Note Parties to register substantially all of the Certificates of Title pursuant to

Section 11.01(c) of the Indenture within 180 days after the Issue Date; (xx) failure by the Note Parties to deliver the Mortgages, related fixture filings and Mortgage Policies pursuant to Section 11.01(a) and, as applicable, Section
11.09 of the Indenture within 60 days after the Issue Date, or (xxi) if any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Holders by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium and Additional Interest, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

         TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

         COUNTERPART. The signatories to this Note may sign in counterpart.

         AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=-Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada 89502-3239
                  Attention: Assistant Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                                  on the face of this Note)

Signature Guarantee*:  ________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of           Amount of         Principal Amount     Signature of
                      decrease in         increase in         of this Global       authorized
                    Principal Amount    Principal Amount      Note following     officer of the
                     of this Global      of this Global     such decrease (or    Trustee or Note
Date of Exchange          Note                Note              increase)           Custodian
----------------    ----------------    ----------------    -----------------    ---------------